Exhibit 99.1

FOR IMMEDIATE RELEASE

Valassis Announces First Quarter 2013 Cash Dividend

Livonia, Mich., March 11, 2013: Valassis (NYSE: VCI), today announced that its Board of Directors (the “Board”) has declared a cash dividend for the quarter ending March 31, 2013 of $0.31 per share of Valassis’ common stock, payable on April 15, 2013 to Valassis’ stockholders of record at the close of business on March 28, 2013.

The timing and amount of future dividends under Valassis’ dividend policy are subject to the discretion and approval of the Board and Valassis’ compliance with all laws and agreements of Valassis applicable to the declaration and payment of cash dividends. Valassis may modify, suspend or discontinue the dividend policy at any time at its discretion.

About Valassis

Valassis (NYSE: VCI) is a leader in intelligent media delivery, providing over 15,000 advertisers proven and innovative media solutions to influence consumers wherever they plan, shop, buy and share. By integrating online and offline data combined with powerful insights, Valassis precisely targets its clients’ most valuable shoppers, offering unparalleled reach and scale. Valassis subsidiaries include Brand.net, a Valassis Digital Company, and NCH Marketing Services, Inc. Valassis consumer brands include RedPlum® and save.com. Its signature Have You Seen Me?® program delivers hope to missing children and their families. To learn more, visit Valassis.com.

Cautionary Statements Regarding Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: price competition from our existing competitors; new competitors in any of our businesses; possible consolidation in our client base, a significant decrease in the number of stores in our in-store retailer network or a shift in client preferences for different promotional materials, strategies or coupon delivery methods, including, without limitation, as a result of declines in newspaper circulation and/or increased competition from new media formats including digital; an unforeseen increase in paper or postal costs; changes which affect the businesses of our clients and lead to reduced sales promotion spending, including, without limitation, a decrease of marketing budgets which are generally discretionary in nature and easier to reduce in the short-term than other expenses; our substantial indebtedness, and ability to refinance such indebtedness, if necessary, and our ability to incur additional indebtedness, may affect our financial health; the financial condition, including bankruptcies, of our clients, suppliers, senior secured credit facility lenders or other counterparties; certain covenants in our debt documents could adversely restrict our financial and operating flexibility; fluctuations in the amount, timing, pages, weight and kinds of advertising pieces from period to period, due to a change in our clients’ promotional needs, inventories and other factors, including, without limitation, high levels of coupon redemption rates; our failure to attract and retain qualified personnel may affect our business and results of operations; a rise in interest rates could increase our borrowing costs; governmental regulation or litigation affecting aspects of our business, including laws and regulations related to the internet, internet-related technologies and activities, privacy and data security; potential security measure breaches or attacks; clients experiencing financial difficulties, or otherwise being unable to meet their obligations as they become due, could affect our results of operations and financial condition; uncertainty in the application and interpretation of applicable state sales tax laws may expose us to additional sales tax liability; a reduction in, or discontinuance of, dividend payments or stock repurchases; and general economic conditions, whether nationally, internationally, or in the market areas in which we conduct our business, including the adverse impact of the ongoing economic downturn on the marketing expenditures and activities of our clients and prospective clients as well as our vendors, with whom we rely on to provide us with quality materials at the right prices and in a timely manner. These and other risks and uncertainties related to our business are described in greater detail in our filings with the United States Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q and the foregoing information should be read in conjunction with these filings. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

Mary Broaddus

Director, Investor Relations and Corporate Communications

734-591-7375

broaddusm@valassis.com

Page 2 of 2 Revised 2/28/13 DM_US 41373365-1.039667.0010	19975 Victor Parkway Livonia, MI 48152 Tel 734.591.3000 valassis.com